EXHIBIT 1.1

PACIFICORP
$[ ]
First Mortgage Bonds
[ ]% Series Due [ ]

UNDERWRITING AGREEMENT

[ ]

[ ]
As Representatives (the “Representatives”) of the several Underwriters listed
In Schedule A hereto

c/o [ ]

Ladies and Gentlemen:

1.Introductory. PacifiCorp, an Oregon corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters listed in Schedule A hereto (the “Underwriters”) (i) U.S. $[ ] principal amount of its First Mortgage Bonds, [ ]% Series due 20[ ] (the “Offered Securities”) to be issued under that certain Mortgage and Deed of Trust, dated as of January 9, 1989, with The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore amended and supplemented by the supplemental indentures thereto and as further amended and supplemented by a supplemental indenture dated as of [ ] (collectively, the “Mortgage”) pursuant to the registration statement on Form S-3 (File No. 333-[ ]) filed on [ ], as amended to date (the “Initial Registration Statement”). The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Trust Indenture Act. The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act,” and the rules and regulations of the Commission thereunder are herein referred to as the “Rules and Regulations.”

The Company hereby agrees with the several Underwriters as follows:
2.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)The Initial Registration Statement in respect of the Offered Securities has been filed with the Commission; the Initial Registration Statement and any post-effective amendments thereto prior to the date hereof, each in the form heretofore delivered or to be delivered to the Underwriters and, excluding exhibits to the Initial Registration Statement but including all documents incorporated by reference in the prospectus contained in such Initial Registration Statement, including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, became effective upon filing with the Commission; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement,” together with the Initial Registration Statement, the “Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which, if so filed, became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission with respect to the offering contemplated by the Initial Registration Statement (other than documents filed after the filing date of the Initial Registration Statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prospectuses filed pursuant to Rule 424(b) of the Rules and Regulations, each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

(b)A preliminary prospectus relating to the Offered Securities has been prepared by the Company and a final prospectus relating to the Offered Securities will be prepared by the Company in accordance with Section 5(a) hereto. Such preliminary prospectus (including the documents incorporated by reference therein) is hereinafter referred to as the “Preliminary Prospectus;” such final prospectus relating to the Offered Securities to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the documents incorporated by reference therein) is hereinafter referred to as the “Prospectus.” The Preliminary Prospectus, as amended or supplemented as of the Applicable Time (as defined below), when considered together with the final term sheet filed pursuant to Section 5(a) hereof (the “Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and as of the Closing Date (as defined below), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) listed on Schedule B(ii) hereto does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, the preceding two sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus based upon written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. For purposes of this Agreement, the “Applicable Time” is [ ] [a][p].m., New York City Time, on the date of this Agreement.

At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(c)The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus when made will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement conforms, and any further amendments or supplements to the Registration Statement when made will conform, in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date, and any amendments thereto as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as amended or supplemented as of the Closing Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon with corporate power and corporate authority (i) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and (ii) to execute and deliver, and perform its obligations under, this Agreement, the Mortgage and the Offered Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(e)The Mortgage has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and the Mortgage conforms to the description thereof in the Disclosure Package and the Prospectus.

(f)The Offered Securities have been duly authorized by the Company and, when authenticated and delivered in accordance with the Mortgage and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefit of the security afforded by the Mortgage; and the Offered Securities conform to the description thereof in the Disclosure Package and the Prospectus.

(g)No consent, approval, authorization or order of, or filing or registration by the Company with, any court, governmental agency or third party is required for the consummation of the transactions contemplated by this Agreement and the Mortgage in connection with the issuance and sale of the Offered Securities by the Company and the use of the proceeds of the offering of the Offered Securities as described in the Disclosure Package and the Prospectus, except such as have been obtained or made.

(h)This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and subject to any principles of public policy limiting the right to enforce the indemnification and contribution provisions contained herein.

(i)Except as disclosed in the Disclosure Package and the Prospectus, the Company has good and sufficient title to all the properties described as owned and good and sufficient leasehold interest in all of the properties described as leased by it (the “Properties”), subject to minor defects and irregularities customarily found in properties of like size and character that do not materially impair the use of the property affected thereby in the operation of the business of the Company.

(j)The Company is not (i) in violation of its Articles of Incorporation (the “Articles”) or its Bylaws, as amended, (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it may be bound or (iii) in violation of any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body, the effect of which, in the case of (ii) and (iii), would result in a Material Adverse Effect, and neither the execution and delivery of this Agreement, the Mortgage, or the Offered Securities, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of, or constitute a default under (x) the Articles or such Bylaws, or any material contract, agreement or other instrument to which it is now a party or by which it may be bound or (y) any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over its properties, the effect of which, singly or in the aggregate, would have a Material Adverse Effect.

(k)Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or to the Company’s knowledge threatened against the Company or its subsidiaries that, if determined adversely to the Company or any subsidiary would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Mortgage.

(l)The consolidated financial statements included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the financial condition and operations of the Company and its consolidated subsidiaries at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Disclosure Package and the Prospectus; and Deloitte & Touche LLP, who has examined certain audited financial statements of the Company, is an independent registered public accounting firm as required by the Act and the Regulations thereunder.

(m)Except as reflected in, or contemplated by, the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company (other than changes arising from transactions in the ordinary course of business), or any material adverse change in the business, affairs, business prospects, property or financial condition of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and since such dates there has not been any material transaction entered into by the Company other than transactions contemplated by the Disclosure Package and the Prospectus, and transactions in the ordinary course of business; and the Company has no material contingent obligation that is not disclosed in the Disclosure Package and the Prospectus.

(n)The Company (i) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its consolidated subsidiaries and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or executive officers in their respective capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(p)The Company (i) is in compliance with any and all applicable U.S. federal, state and local laws and regulations relating to the protection of human health, safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability either (x) would not be reasonably likely to have a Material Adverse Effect, or (y) is set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at a purchase price of [ ]% of the principal amount thereof plus accrued interest, if any, from [ ] to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto.

The Company will deliver against payment of the purchase price for the Offered Securities to be purchased by each Underwriter hereunder and to be offered and sold by such Underwriter in the form of one or more global securities in registered form without interest coupons (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Disclosure Package and the Prospectus.
Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriters drawn to the order of the Company at 10:00 A.M., (New York time), on [ ], or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities. The Global Securities will be made available for checking at the office of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at least 24 hours prior to the Closing Date.
4.Representations by Underwriters; Resale by Underwriters. Each of the Underwriters severally represents and agrees that:

(a)(i) It has only communicated or caused to be communicated (and will only communicate or cause to be communicated) an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(b)In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Offered Securities to the public in that Relevant Member State, other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member

State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of the Offered Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of the Offered Securities to the public” in relation to the Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending directive” means Directive 2010/73/EU.

(c)Without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information, it has not made and will not make any offer relating to the Offered Securities that would constitute an issuer free writing prospectus or a free writing prospectus required to be filed with the Commission; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule B hereto.

5.Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)It will prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Closing Date that shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered Securities, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust

Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(c)To make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations thereunder (including, at the option of the Company, Rule 158).

(d)The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Underwriters designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters, provided that the Company will not be required to qualify as a foreign corporation, to file a general consent to service of process in any such jurisdiction or to take any other action that would subject the Company to service of process in any suits (other than those arising out of the offering of the Offered Securities) or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(e)The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Mortgage, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto, for the fees and expenses of the Trustee and its professional advisors, for all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Disclosure Package and the Prospectus, any Issuer Free Writing Prospectus, and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, for the cost of any advertising approved by the Company in connection with the issue of the Offered Securities, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any travel expenses of the Company’s officers and employees, and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as otherwise provided in this Section 5(e) or in Section 9 of this Agreement, the Underwriters will pay all of their costs and expenses, including fees and expenses of their counsel, transfer taxes on the resale of the Offered Securities and any advertising and travel expenses incurred by them.

(f)In connection with the offering, until the earlier of (i) 180 days following the Closing Date and (ii) the date the Underwriters shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(g)From the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

(h)If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(i)The Company (i) represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and (ii) has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

6.Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)The Prospectus as amended or supplemented in relation to the applicable Offered Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing (without reliance on Rule 424(b)(8)) by the Rules and Regulations and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) (i) On the date hereof, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated as of the date hereof, in form and substance satisfactory to the Underwriters, confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Exchange Act and the applicable published Rules and Regulations and stating that as of the Applicable Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus as of a particular time not more than five business days prior to the Applicable Time) conclusions and findings of such firm, to the effect that:

(A) in their opinion the financial statements examined by them and incorporated by reference in the Preliminary Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the related published Rules and Regulations;
(B) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
(1) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than one business day prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total shareholders’ equity or total consolidated net current assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Preliminary Prospectus;
(2) for the period from the closing date of the latest statement of income incorporated by reference in the Preliminary Prospectus to the closing date of the latest statement of income read by such accountants, there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenue or net income;
(3) at [ ], there was any change in the capital stock, any increases in short-term indebtedness or long-term debt, or any decreases in net current assets or total shareholder’s equity, of the Company and its consolidated subsidiaries, in each case as compared with amounts shown on the latest balance sheet incorporated by reference in the Preliminary Prospectus; or
(4) for the period from [ ] to [ ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenue or net income; and
(C) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
(ii)    The Underwriters shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (b)(i) of this Section, except that (A) the specified date referred to in such subsection will be a date not more than one business day prior to the Closing Date for the purposes of this subsection, and (B) references to the Preliminary Prospectus will be replaced with references to the Prospectus.
(c)Subsequent to the Applicable Time, there shall not have been (i) any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any material disruption in settlements of securities or clearance services in the United States; or (vii) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d)The Underwriters shall have received an opinion, dated the Closing Date, of [ ], General Counsel of the Company, substantially in the form of Exhibit A hereto.

(e)The Underwriters shall have received an opinion, dated the Closing Date, of Perkins Coie LLP, special counsel to the Company, in substantially the form of Exhibit B hereto.

(f)The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins LLP may rely as to the incorporation of the Company and all other matters governed by Oregon law upon the opinion of Perkins Coie LLP referred to above.

(g)The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect; (ii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) that, subsequent to the date of the most recent financial statements in, or incorporated by reference in, the Preliminary Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Disclosure Package and the Prospectus or as described in such certificate.

The Company will (i) furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may waive compliance with any conditions to their obligations hereunder.
7.Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Offered Securities, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated [ ], contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time to such person.

(b)Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter: under the caption “Underwriting,” paragraphs 3, 4 (second sentence only), 5 and 6; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Offered Securities received by the Company bear to the total discounts and commissions received by the Underwriters with respect to the Offered Securities from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8.Default of Underwriters. If any Underwriter or Underwriters defaults in its or their obligations to purchase the Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein, including the Company’s obligations pursuant to Section 9 hereof, will relieve a defaulting Underwriter from liability for its default.

9.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated other than such default by an Underwriter, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, provided that the Company shall not be obligated under this Section 9 to reimburse the Underwriters for any expenses (including any reasonable fees and disbursements of counsel) in excess of $[ ].

10. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists in connection with the offering of the Offered Securities; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with the offering of the Offered Securities and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company in connection with the offering of the Offered Securities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters related to such transactions will be performed solely for the benefit of the Underwriters and not on behalf of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

11.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to each of (i) [ ] and (ii) [ ] or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at PacifiCorp, 825 NE Multnomah, 6th Floor, Portland, OR 97232, Attention: Legal Department; provided, however, that any notice to a particular Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signatures follow]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PacifiCorp

By:__________________
Name:
Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

[ ]

By: _______________________
Name:
Title:

[ ]

By: _______________________
Name:
Title:

On behalf of themselves and as Representatives of the several Underwriters

(Underwriting Agreement)

SCHEDULE A

Underwriter	Principal Amount of Bonds
$
$
$
$
Total .................................................................................	$

SCHEDULE B(i)

Issuer Free Writing Prospectuses

See Schedule B(ii)

SCHEDULE B(ii)
Filed pursuant to Rule 433(d)
Registration No. 333-[ ]
Dated [ ]

FINAL TERM SHEET

Issuer:	PacifiCorp

Security Type:	First Mortgage Bonds due 20[ ]

Legal Format:	SEC Registered

Principal Amount:	$

Coupon:

Interest Payment Dates:

Trade Date:

Settlement Date:

Maturity:

Treasury Benchmark:

US Treasury Spot:

US Treasury Yield:

Spread to Treasury:

Re-offer Yield:

Price to Public (Issue Price):

Optional Redemption:

Denominations:	$2,000 and any integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Co-Managers:

CUSIP / ISIN:

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [ ] or [ ].

EXHIBIT A

Form of Opinion of [ ], General Counsel of the Company

1.    To my knowledge and except for the matters disclosed in the Disclosure Package, there is no legal or governmental action, suit or proceeding before any court, governmental agency, body or authority, domestic or foreign, now pending or threatened against or involving the Company or any subsidiary of the Company that, if determined adversely to the Company and its subsidiaries, taken as a whole, is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, affairs, property or financial condition of the Company and its subsidiaries taken as a whole or a material adverse effect on the ability of the Company to perform its obligations under the Underwriting Agreement, the Mortgage or the Bonds.
2.    The execution, delivery and performance of the Underwriting Agreement and the Mortgage and the issuance and sale of the Bonds and the use of proceeds of the Bonds as designated in the Prospectus do not and will not (A) conflict with the Articles of Incorporation or By-laws of the Company, (B) to my knowledge, conflict with, result in the creation or imposition of any lien, charge or other encumbrance, other than the Mortgage, upon any asset of the Company pursuant to the terms of, or constitute a breach of, or default under, any agreement, indenture or other instrument to which the Company is a party, or by which the Company is bound or to which any of its properties are subject or (C) to my knowledge, result in a violation of any statute, rule or regulation, or any order, judgment or decree known to me of any court or governmental agency, body or authority having jurisdiction over the Company or any of its properties, where any such conflict, encumbrance, breach, default or violation under clause (B) or (C) is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, affairs, property or financial condition of the Company and its subsidiaries taken as a whole.
3.    To my knowledge, except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, the Trust Indenture Act or state securities or blue sky laws or as may be required by applicable state public utility commissions and under the Federal Power Act, no consent, authorization or order of, or filing or registration by the Company with, any court, governmental agency or third party is required in connection with the execution, delivery and performance by the Company of the Underwriting Agreement and the Mortgage, the consummation of the transactions contemplated herein and therein, and the issuance, distribution and sale of the Bonds as contemplated therein, in each case where the effect of the failure to obtain such approval, authorization, consent or order, or make such filing, is material to the Company.
4.    The Company has good and sufficient title to the Properties subject to the Mortgage, which include substantially all of the permanent physical properties and franchises of the Company (other than those expressly excepted), subject only to Excepted Encumbrances and defects and irregularities customarily found in properties of like size and character that, in my opinion, do not materially impair the use of the property affected thereby in the operation of the business of the Company; the descriptions in the Mortgage of such of the Properties as are described therein are adequate to constitute the Mortgage as a lien thereon; the Mortgage constitutes a valid lien on the Properties and, to the best of my knowledge, there is no lien on the Properties prior or equal to the lien of the Mortgage, other than the exceptions enumerated above in this paragraph 4.

EXHIBIT B

Form of Opinion of Perkins Coie LLP, special counsel to the Company

1.    The Company is a corporation validly existing under the laws of Oregon, with the corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus, as supplemented by the Free Writing Prospectus, attached as Schedule B(ii) to the Underwriting Agreement, and the Prospectus.
2.    Based solely on the certificates attached as Schedule B, the Company is qualified to transact business as a foreign corporation in [Arizona, California, Colorado, Idaho, Montana, New Mexico, Utah, Washington and Wyoming].
3.    The Company has the corporate power and authority to enter into the Underwriting Agreement and the Supplemental Indenture, to issue the Bonds and to consummate the transactions contemplated by the Underwriting Agreement.
4.    Each of the Underwriting Agreement and the Mortgage has been duly authorized, executed and delivered by the Company.
5.    The Mortgage constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
6.     The Mortgage has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
7.    The Bonds are in the form contemplated by the Mortgage, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Mortgage, have been duly executed and, when authenticated by the Trustee in the manner provided in the Mortgage and delivered against payment of the purchase price therefore pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Mortgage.
8.    The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Bonds” and “Description of Additional Bonds” insofar as they purport to summarize the provisions of the Mortgage and the Bonds, fairly summarize such provisions in all material respects. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.
9.    No approval, authorization, consent or order of, or filing with any governmental or regulatory body or agency is required in connection with the issuance and sale of the Bonds by the Company, the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the due authorization, execution or delivery of the Underwriting Agreement or the due execution, delivery or performance of the Mortgage by the Company, in each case where the effect of the failure to obtain such approval, authorization, consent or order, or to make such filing, could reasonably be expected to have a Material Adverse Effect and except (a) the registration of the Bonds with the Securities and Exchange Commission (the “Commission”) under the Securities Act pursuant to the Registration Statement and (b) such as have been obtained or made.
10.    The Idaho Public Utilities Commission and the Public Utility Commission of Oregon have entered appropriate orders, which to our knowledge remain in full force and effect on the date of this letter, each authorizing the issuance of the Bonds by the Company; the Company has filed a notice with the Washington Utilities and Transportation Commission regarding the issuance and sale of the Bonds that complies with the filing requirements of RCW 80.08.040 and WAC 480-100-242; the Company has filed a notice of proposed securities issuance with the Idaho Public Utilities Commission regarding the issuance and sale of the Bonds pursuant to Order No. 31018; and, together with certain exemptive orders that have been issued by each of the Public Utilities Commission of the State of California, the Public Service Commission of Utah and the Public Service Commission of Wyoming (which to our knowledge remain in full force and effect on the date of this letter), such orders and notices constitute the only approval, authorization, consent or other order of, or notification to, any governmental body legally required in connection with the regulation of the Company as a public utility for the authorization of the issuance of the Bonds by the Company pursuant to the terms of the Underwriting Agreement.
11.    The Registration Statement was declared immediately effective under the Securities Act on [ ]; the Prospectus was filed with the Commission pursuant to Rule 424(b) on [ ] in a manner and within the time period required by Rule 424(b) under the Securities Act; and, based solely on a telephone conversation with representatives of the Commission, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge, no proceedings for that purpose have been initiated by the Commission.

12.    The Registration Statement, as of its effective date, and the Preliminary Prospectus, as of its date, including in each case the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, appear on their face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the rules thereunder; it being understood, however, that we express no view with respect to the financial statements, schedules, other financial data, or exhibits included or incorporated by reference in, or omitted from, the Registration Statements, the Preliminary Prospectus or the Prospectus or Regulation S-T.
13.     We have participated in conferences with officers and other representatives of the Company, you and your representatives and representatives of the independent auditors of the Company at which the contents of the Disclosure Package and the Prospectus (and portions of certain documents incorporated by reference therein) and any amendments or supplements thereto were discussed. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (except with respect to paragraph (8) in the “Opinions” portion of this letter, subject to the assumptions, exclusions and qualifications set forth in this opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Disclosure Package or any amendment or supplement thereto, (c) the Prospectus or any amendment or supplement thereto, or (d) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to our attention that causes us to believe that:
a. the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
b. the documents specified in Schedule B, constituting the Disclosure Package (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement), when considered together, as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or
c. the Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of its date or as amended or supplemented, if applicable, as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.